Exhibit 99.(15)(u)

FRONTEGRA FUNDS, INC.
FRONTEGRA ASSET MANAGEMENT, INC.
FRONTEGRA STRATEGIES, LLC
FRONTIER PARTNERS, INC.
TIMPANI CAPITAL MANAGEMENT LLC

CODE OF ETHICS AND PERSONAL TRADING POLICY

Effective as of October 1, 1996, as Amended May 25, 2006, August 20, 2007, May 1, 2008, August 26, 2009, November 15, 2010 and May 22, 2012

(See Section VII for requirements of Disinterested Directors)

I.                                   OVERVIEW

The purpose of this Code of Ethics and Personal Trading Policy (“Code”) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1, as amended, and Rule 17j-1, as amended, of the Investment Advisers Act of 1940 (“Advisers Act”) and Investment Company Act of 1940 (“1940 Act”), respectively.

Questions concerning this Code should be directed to the Chief Compliance Officer (“CCO”), or his/her designee, of Frontegra Asset Management, Inc. (“Frontegra”), Frontegra Funds, Inc. (the “Funds”), Frontegra Strategies, LLC (the “Distributor”), Frontier Partners, Inc. (“Frontier”) or Timpani Capital Management LLC (“Timpani”), (collectively, the “Companies”).

II.                              DEFINITIONS

A.                               “Access person” means:

•                            any director, officer or partner of Frontegra, the Funds or Timpani; and

•                            any other employee of Frontier, Frontegra or Timpani or any director or officer of the Distributor who the CCO has determined to be an access person because he or she has access to nonpublic information regarding Fund or other advisory client (i) purchases or sales of securities; (ii) security recommendations; or (iii) portfolio holdings.

B.                          “Administrator” means U.S. Bancorp Fund Services, LLC.

C.                          “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are automatically made in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

D.                          “Beneficial ownership” has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is a beneficial owner for purposes of Section 16 of the 1934 Act. As a general matter, “beneficial ownership” will be attributed to an access person in all instances where the person has or shares (i) the ability to purchase or sell the security; (ii) voting power; or (iii) a direct or indirect pecuniary interest in such security, including through any contract, arrangement, understanding, relationship or otherwise.

Beneficial ownership typically includes:

(i)                                     securities held in a person’s own name;

(ii)                                  securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

(iii)                               securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

(iv)                              securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and

(v)                                 securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of the CCO or his/her designee.

E.                                     “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

F.                                      “Disinterested director” means a director of the Funds who is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

G.                                    “Employee” includes “Supervised Person” as set forth in Section 202(a)(25) of the Advisers Act. In summary, a supervised person is any officer, director, partner, or employee of Frontegra, Frontier or Timpani, and any other person who provides advice on behalf of Frontegra, Frontier or Timpani and is subject to Frontegra’s, Frontier’s or Timpani’s supervision and control.

H.                                   “Exempt transactions” are those security transactions that are exempt from reporting requirements. Exempt transactions also include transactions in open-end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds, or transactions effected pursuant to an automatic investment plan as defined above.

I.                                        “Federal Securities Laws” means the Securities Act of 1933 (“1933 Act”), the Securities Exchange Act of 1934 (“1934 Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

J.                                        “Investment Person” shall mean any employee, officer, or director of the Companies who in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of Securities and any natural person who is a control person of the Companies who obtains information concerning such recommendations. Investment Person also includes any other person designated by the Chief Compliance Officer.

K.                                   “Managed Account” means an investment account in which the access person has no discretion over the specific securities purchased or sold within the investment account.

L.                                     “Pecuniary interest” has the same meaning as set forth in Rule 16a-1 (a)(2) of the 1934 Act; the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

M.                                 “Private Placement” has the same meaning as “Limited Offering”; an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, 505 or 506 under said Act.

N.                                    “Purchase or sale of a security” includes, among other things, the buying or writing of an option to purchase or sell a security.

O.                                    “Reportable Fund” means (i) any investment company for which Frontegra or Timpani serves as investment adviser as defined in Section 2(a)(20) of the 1940 Act; (ii) any investment company whose investment adviser or principal underwriter controls Frontegra, is controlled by Frontegra, or is under common control with Frontegra; and (iii) any Exchange-Traded Fund.

P.                                      “Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies that are not Reportable Funds, money market funds, unit investment trusts, direct obligations of the Government of the United States, high quality short-term debt instruments, bankers’ acceptances, bank certificates of deposit, repurchase agreements, commercial paper, and such other money market instruments designated by the Funds’ Board of Directors.

III.                         STANDARDS OF CONDUCT

A.                                    General Core Principles

The Advisers Act imposes a fiduciary duty on all investment advisers, including Frontegra, Frontier and Timpani (collectively, the “Advisers”). This fiduciary duty compels all supervised persons to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this Code, and represents the expected basis of all dealings with the Advisers’ client(s) and Fund shareholders.

In connection with these expectations, the Advisers have established the following core principles of conduct. While the following principles are not all-encompassing, they are consistent with the Advisers’ core belief that ethical conduct is premised on the fundamental concepts of openness, integrity, honesty and trust:

1.                                      The duty at all times to place the interests of clients and Fund shareholders above all others;

2.                                      The requirement that all Securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

3.                                      The requirement that diligence and care shall be taken in maintaining and protecting nonpublic information concerning the Funds (see Frontegra Funds’ Portfolio Holdings and Disclosure Policies and Procedures); and

4.                                      The fundamental standard that no person shall take inappropriate advantage of his/her position with the Funds or the Advisers.

B.                                    Personal Conduct

1.                                      Gifts. No person shall give to or receive from any person or entity that does business with the Companies any gift or other offering of more than de minimis value (less than $100) on an annual basis.

2.                                      Outside Board Service. No person shall serve on the board of directors of either a public or private company without prior authorization from the CCO. The CCO will consider, among other items, whether the board service would be consistent with the interests of the Advisers’ clients.

3.                                      Outside Business Activities. Any person wishing to engage in outside business activities shall obtain approval from the CCO and if requested, provide periodic reports to the CCO summarizing those outside activities.

4.                                      Federal Securities Laws. Supervised persons are required to comply with Federal Securities Laws (as defined in Section II of this Code). Strict adherence to policies and procedures will assist such persons in complying with this important requirement.

IV.                          PERSONAL TRADING RESTRICTIONS

A.                                    General Trading Restrictions

1.                                      Access persons may not purchase or sell securities other than:

i.                       Securities held in the S&P 500 Index at the time of purchase or sale;

ii.                    Private placements;

iii.                 Fixed Income Securities;

iv.                Options on securities held in the S&P 500 Index at the time of purchase or sale;

v.                   Options on broad based indices;

vi.                Securities held in a non-employee retirement account where the account owner has no discretion over the timing or amount of the security transaction;

vii.             Reportable Funds;

viii.          Closed-end investment companies;

ix.                Other exchange-traded collective investment vehicles approved by the CCO upon consultation with legal counsel (“ETVs”);

x.                   Securities held in approved Affiliated Accounts, as defined below; and

xi.                Exempt Transactions.

Transactions in S&P 500 Index securities, private placements, fixed income securities and options on securities held in the S&P 500 Index require pre-clearance (see Section V) and reporting (see Section VI). Transactions in ETVs require pre-clearance prior to initial purchase. Subsequent purchases and sales of previously cleared ETVs do not require additional pre-clearance. Closed-end investment companies do not require pre-clearance.

2.                                      Access persons may not transact in initial public offerings.

3.                                      Access persons may beneficially own a Managed Account which invests in any investment style, provided the access person does not have investment discretion in the account (see definition of Managed Account in Section II), unless the account is an approved Affiliated Account managed by an Investment Person of Timpani. Transactions in Managed Accounts do not require pre-clearance, provided the access person has no discretion over the specific securities purchased or sold within the investment account. Transactions in Managed Accounts are subject to the reporting requirements in Section VI.

B.                                    Affiliated Account Restrictions

Timpani clients may include accounts beneficially owned by employees or affiliates of the Companies and/or their family members (each, an “Affiliated Account”). Affiliated Accounts shall be managed on a fully discretionary basis by Timpani without any involvement by the Affiliated Account owners; provided, however, that Investment Persons of Timpani may own Affiliated Accounts they manage, subject to the prior written approval of Timpani’s CCO.

Unless executed in a block trade with other Timpani client accounts, security transactions in Affiliated Accounts are subject to a blackout period, such that security transactions are prohibited during the period 7 business days before and after the same security is purchased or sold in any other Timpani client account. The blackout period shall not apply when trading is necessitated to meet redemption requests or other cash management needs and in other limited circumstances subject to the prior approval of the CCO. In the event an Affiliated Account is Timpani’s only client, the blackout period shall not apply. Investment Persons are prohibited from beneficially owning any Affiliated Account without the prior written approval of Timpani’s CCO, who may impose such restrictions deemed appropriate, including the blackout period.

V.                               PRE-CLEARANCE REQUIREMENTS

A.                                    Access persons are required to obtain approval from the CCO, or his/her designee, (the President of Frontegra will approve the CCO’s pre-clearance requests) prior to purchasing, selling or gifting any Security (see Appendix 1 for the pre-clearance request form). When making the determination to approve a personal trading request, the CCO or designee will consider, among other items, that the proposed transaction is:

1.                                      In compliance with Section IV requirements and restrictions;

2.                                      Not potentially harmful to client accounts;

3.                                      Unlikely to affect the market in which the proposed security is traded;

4.                                      Unlikely to have a substantial economic relationship with any securities held or to be acquired in Timpani managed accounts; and

5.                                      Not based on material, non-public information.

B.                                    Once approved, the pre-clearance authorization is effective until market close the following trading day. Failure to execute the transaction will void the pre-clearance approval, requiring resubmission of the pre-clearance request.

C.                                    Pre-clearance is not required for the following transactions:

1.                                      Shares of registered open-end investment companies;

2.                                      Shares of closed-end funds;

3.                                      Exchange-Traded Funds (“ETFs”);

4.                                      Options on broad based indices or ETFs;

5.                                      Unit investment trusts;

6.                                      Securities issued by the United States Government;

7.                                      Short-term debt securities that are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act;

8.                                      Bankers’ acceptances;

9.                                      Bank certificates of deposit;

10.                               Repurchase agreements;

11.                               Shares of money market funds; and

12.                               Commercial paper.

D.                                    The CCO may also approve pre-clearance requests for securities not listed in Section IV after giving consideration to the factors listed in Section V. A. 2 through 5.

VI.                               REPORTING REQUIREMENTS

A.                                    Quarterly Reports. Within 30 calendar days following the end of each calendar quarter, each Access Person shall submit to the CCO for review a quarterly report (see Appendix 2(a)) reflecting all Securities transactions (including transactions involving Reportable Funds and any gifted Securities) that took place during that quarter in which such person had a direct or indirect beneficial ownership interest. The President of Frontegra will review the CCO’s reports. Access persons are not required to report Exempt Transactions as defined in the Code (see Section II). If an Access Person effected no Securities transactions in a quarter, s/he shall complete the report and indicate that no transactions occurred for that quarter. Account statements may be attached to this report rather than listing each transaction on the form so long as the statements contain all the required information, as described below. If the CCO has received a duplicate account statement then the access person may indicate that on the form.

Information to be included on this quarterly transaction report is as follows:

•                                          Trade Date

•                                          Security Name

•                                          Ticker Symbol, CUSIP number

•                                          Number of Shares or Par

•                                          Interest Rate and Maturity

•                                          Type of Transaction (Purchase, Sale or Other)

•                                          Price

•                                          Principal Amount

•                                          Broker Name

•                                          Account Number

•                                          Date of Report

This quarterly report must also include any new accounts established during the period with a bank or broker/dealer and include the name of the bank or broker/dealer, the account number and the date the account was established.

B.                                    Initial Portfolio Holdings Report. New Access Persons are required to provide a report of all Securities holdings (including holdings in Reportable Funds) to the CCO for review within 10 days of becoming an Access Person. The report (see Appendix 5) must be current as of a date not more than 45 days prior to the individual becoming an Access Person. Account statements may be attached to this report rather than listing each holding on the form so long as the statements contain all the required information, as described below.

Information to be included in this report is as follows:

•                                          Account Number

•                                          Security Name

•                                          Ticker Symbol or CUSIP number

•                                          Number of Shares or Par

•                                          Principal Amount

•                                          Broker or Bank Name

•                                          Date of the Report

C.                                    Annual Portfolio Holdings Report. All access persons are required to provide a report of all Securities holdings (including holdings in Reportable Funds) to the CCO for review. The report (see Appendix 5) shall be submitted by July 31. Securities holdings reflected in the report shall be current as of a date not more than 45 days before the annual report is submitted. Account statements may be attached to this report rather than listing each holding on the form so long as the statements contain all the required information, as described below. If the CCO has received a duplicate account statement then the access person may indicate that on the form.

Information to be included in this report is as follows:

•                                          Account Number

•                                          Security Name

•                                          Ticker Symbol or CUSIP number

•                                          Number of Shares or Par

•                                          Principal Amount

•                                          Broker or Bank Name

•                                          Date of the Report

D.                                    Duplicate Periodic Statements. Access persons are required to arrange for duplicate copies of periodic statements of his or her investment accounts, to be sent to the CCO, or his/her designee. In cases where the access person is unable to arrange for duplicate copies to be sent to the CCO directly, the access person should attach a copy of such statement to the quarterly and annual reports. This requirement applies to any investment account over which the access person has direct or indirect beneficial ownership.

VII.                     COMPLIANCE WITH THE CODE BY ACCESS PERSONS

A.                                    All access persons shall certify, upon becoming an access person and annually thereafter, by using the form attached hereto as Appendix 3 or Appendix 4 respectively, that they have read, understand and agree to comply with the Code.

B.                                    The CCO and Administrator, in conjunction with the Funds’ legal counsel, shall prepare a quarterly report to the Funds’ Board of Directors which shall identify any violations which required remedial action during the past quarter. In addition, the CCO shall make reports to the Funds’ Board of Directors whenever necessary to identify any recommended changes in existing restrictions or procedures based upon the Funds’ experience under its Code, evolving industry practices, or developments in laws or regulations.

C.                                    The quarterly reports shall be summarized in an annual report to the Funds’ Board of Directors and shall include a certification from the Funds and Frontegra stating that the respective entity has adopted procedures reasonably necessary to prevent its access persons from violating this Code.

VIII.                REQUIREMENTS OF DISINTERESTED FUND DIRECTORS

Disinterested directors are exempt from all reporting requirements outlined above in Section VI except as the following describes. A disinterested director of the Funds need only report a transaction in a Security if such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Funds, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, such Security was purchased or sold by the Funds or was being considered for purchase or sale by the Fund. Such transactions shall be reported to and monitored by the Administrator using the form attached hereto as Appendix 2(b).

IX.                         RECORD KEEPING REQUIREMENTS

The following records will be kept in accordance with this Code:

•                                          Current and historic copies of this Code;

•                                          Written acknowledgements of receipt of this Code;

•                                          Historic listings of persons subject to this Code;

•                                          Violations of the Code, and records of action taken as a result of the violations;

•                                          All written reports provided to the Funds’ Board of Directors;

•                                          All personal transactions and holdings reports made by access persons and/or copies of investment account confirmations and statements; and

•                                          All pre-clearance requests and approvals/disapprovals of Security trading by access persons, including documentation of the reasons for the approval/disapproval.

X.                              REPORTING VIOLATIONS

All supervised persons are required to report promptly any violation of this Code (including any discovery of any violation committed by another employee) to the CCO. Examples of items that should be reported include, but are not limited to: noncompliance with Federal Securities Laws, conduct that is harmful to clients, and purchasing or selling securities contrary to the Code.

All such persons are encouraged to report any violations or perceived violations; as such good faith reports will not be viewed negatively by either Adviser’s management, even if the reported matter, upon investigation, is not determined to be a violation of the Code.

SANCTIONS

Upon discovery of a violation of these policies, the President, with input from the CCO, may impose such sanctions as deemed appropriate, including, among other sanctions, a verbal warning, a letter of censure or suspension, or termination of the employment of the violator. The President and the CCO will make the appropriate determination after taking into consideration all relevant facts and circumstances including the nature and seriousness of the violation and to what extent the violation reflects a willful disregard of the employee’s responsibilities regarding these policies and the employee’s past history of compliance or non-compliance with these policies. The Funds’ Board of Directors will be promptly informed by the CCO of any material violations of this Code.

Appendix 1

FRONTEGRA FUNDS, INC., FRONTEGRA ASSET MANAGEMENT, INC.,

FRONTEGRA STRATEGIES, LLC, FRONTIER PARTNERS, INC.

AND TIMPANI CAPITAL MANAGEMENT LLC

PRE-CLEARANCE FORM

Access persons must complete this pre-clearance form prior to effecting any transaction not considered an Exempt Transaction as defined in the Code of Ethics and Personal Trading Policy.

Name:
Signature:
Date of Proposed Transaction:

I.                                   General Information (to be completed by Access Person)

1.                                 This proposed transaction involves a(n) (check all that apply):

☐ Fixed-income security	☐ Option on S&P 500 security	☐ S&P 500 index security
☐ Stop or limit order	☐ Gifted security	☐ Affiliated Account
☐ Private Placement	☐ Other (Describe)

Security Name / Description and Ticker / CUSIP	Number of Shares / Units	$ Amount of Proposed Transaction	Purchase / Sale / Gift / Other	Broker Name and Account #

2.                                 Do you have material nonpublic information concerning the issuer?  ☐ Yes  ☐ No

3.                                 If an Affiliated Account, are you an Investment Person on the account?  ☐ Yes  ☐ No  ☐ N/A

II.                              Pre-Clearance Review/Decision (to be completed by the CCO)

1.                                      The proposed security is currently held in the S&P 500 Index, or an option on such a security.  ☐ Yes  ☐ No

2.                                      The proposed security is an Initial Public Offering.  ☐ Yes  ☐ No

3.                                      The proposed security appears to be consistent with the policies described in the Code and the conditions necessary for approval have been satisfied.  ☐ Yes  ☐ No

The proposed transaction is:

☐  Approved Until Market Close on

☐  Not Approved

Signature of Reviewer:

Date:

Comment/Notes:

Appendix 2(a)

FRONTEGRA FUNDS, INC., FRONTEGRA ASSET MANAGEMENT, INC.,

FRONTEGRA STRATEGIES, LLC, FRONTIER PARTNERS, INC.

AND TIMPANI CAPITAL MANAGEMENT LLC

Quarterly Securities Transaction Report for Access Persons
(excluding Disinterested Directors of the Funds)

For the Calendar Quarter Ended

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics and Personal Trading Policy.

I am not required to report transactions in registered open-end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds, or transactions effected pursuant to an automatic investment plan as defined in the Code. I am required to report Exchange Traded Funds. By signing below, I represent that I have pre-cleared all securities transactions required by this Code and any transactions in Managed Accounts that were not pre-cleared were with respect to securities over which I had no discretion.

Check one or more applicable boxes:

☐  I established new investment accounts during the period, as disclosed below.

☐  I had no reportable transactions during the period.

☐  I had reportable transactions, as disclosed below.

☐  I had reportable transactions, as disclosed in the attached investment statements.

☐  I had reportable transactions. The CCO is in receipt of my investment statements.

Transactions

Nature of
Security Name			Interest Rate	Transaction				Broker, Dealer
and Ticker		# of	and Maturity	(Purchase,				or Bank
Symbol or	Transaction	Shares or	Date	Sale,		Principal	Account	Through Whom
Cusip Number	Date	Par Value	(if applicable)	Other)	Price	Amount	Number	Effected

New Investment Accounts

Name of Broker, Dealer or Bank	Account Number	Date Account Established

Signature:

Print Name:

Date:

Must be submitted within 30 days of the calendar quarter-end to: Melissa Erickson, Frontegra Asset Management, Inc., 400 Skokie Boulevard, Suite 500, Northbrook, IL 60062-2815.

Questions regarding this form may be directed to Elyce Dilworth or Robert Nanney at 847-509-9860.

Reviewed:
Date	Signature

2

Appendix 2(b)

FRONTEGRA FUNDS, INC.
Securities Transaction Report for Disinterested Directors of the Funds

For the Calendar Quarter Ended

During the quarter referred to above, I had security transactions, as reported below, which are required to be reported pursuant to the Code of Ethics and Personal Trading policy.

Security Name		# of	Interest Rate	Nature of				Broker, Dealer
and Ticker		Shares	and Maturity	Transaction				or Bank
Symbol or	Transaction	or Par	Date	(Purchase,		Principal	Account	Through Whom
Cusip Number	Date	Value	(if applicable)	Sale, Other)	Price	Amount	Number	Effected

Signature:

Print Name:

Date:

Must be submitted within 30 days of calendar quarter-end to:

Abby Chung

U. S. Bancorp Fund Services, LLC

2020 E. Financial Way, Suite 100

Glendora, CA 91741

Questions regarding this form may be directed to Abby Chung at (626) 914-7365 or abby.chung@usbank.com.

This section is to be completed by USBFS:

Reviewed:
Date	Signature

☐  Transaction(s) require notification to CCO

☐  Transaction(s) does not require notification to CCO

3

Appendix 3

FRONTEGRA FUNDS, INC.
FRONTEGRA ASSET MANAGEMENT, INC.
FRONTEGRA STRATEGIES, LLC
FRONTIER PARTNERS, INC.
TIMPANI CAPITAL MANAGEMENT LLC

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS AND PERSONAL TRADING POLICY
(to be completed by new Access Persons)

I acknowledge that I have read and understand the Frontegra Funds, Inc., Frontegra Asset Management, Inc., Frontegra Strategies, LLC, Frontier Partners, Inc. and Timpani Capital Management LLC Code of Ethics and Personal Trading Policy. I will comply with the Code of Ethics and Personal Trading Policy in all respects.

Signature

Print Name

Date

4

Appendix 4

FRONTEGRA FUNDS, INC.
FRONTEGRA ASSET MANAGEMENT, INC.
FRONTEGRA STRATEGIES, LLC
FRONTIER PARTNERS, INC.
TIMPANI CAPITAL MANAGEMENT LLC

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS AND PERSONAL
TRADING POLICY
(to be completed by all Access Persons Annually)

I certify that during the past year:

•                       I have read and understand the Frontegra Funds, Inc., Frontegra Asset Management, Inc., Frontegra Strategies, LLC, Frontier Partners, Inc. and Timpani Capital Management LLC Code of Ethics and Personal Trading Policy and recognize that I am subject to the Code of Ethics and Personal Trading Policy; and

•                       I have complied with the Code of Ethics and Personal Trading Policy in all respects.

Signature

Print Name

Date

5

Appendix 5

FRONTEGRA FUNDS, INC.

FRONTEGRA ASSET MANAGEMENT, INC.

FRONTEGRA STRATEGIES, LLC

FRONTIER PARTNERS, INC.

TIMPANI CAPITAL MANAGEMENT LLC

INITIAL AND ANNUAL PORTFOLIO HOLDINGS REPORT

Name:

Signature:

Date:

I am reporting below all Security holdings information as defined by and required to be reported pursuant to the Code of Ethics and Personal Trading Policy. The Securities reported are current within 45 days of the date of this report. This report has been submitted by July 31 to Melissa Erickson, Frontegra Asset Management, Inc., 400 Skokie Boulevard, Suite 500, Northbrook, IL, 60062-2815.

Questions regarding this form can be directed to Elyce Dilworth or Robert Nanney at 847-509-9860.

If I am a new access person, I am required to complete this form within 10 days of becoming an access person.

Portfolio Holdings Required to be Reported:

I am required to report holdings of all Securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in the Code of Ethics and Personal Trading Policy including shares of Reportable Funds, such as the Frontegra Funds and Exchange Traded Funds.

Portfolio Holdings not Required to be Reported:

I am not required to report holdings in the following securities: registered open-end mutual funds that are not Reportable Funds, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market mutual funds, repurchase agreements and other money market instruments designated by the Funds’ Board of Directors.

Portfolio Holdings Information

Check one or more applicable boxes:

☐  I have no reportable Securities holdings.

☐  I have reportable Securities holdings, as disclosed below (attach additional sheets as necessary).

☐  I have reportable securities holdings, as disclosed in the attached investment statements.

☐  I have investments in private placements, as disclosed on the attached separate sheet. I have included a brief description of the security, principal amount and name of security.

☐  The CCO is in receipt of investment account statements reflecting my Securities holdings.

Account Name	Security Name and Ticker/CUSIP	Number of Shares/Par	Principal Amount	Broker or Bank Name	Account Number

Reviewed by:	Date:

6